Allegion (NYSE: ALLE) Reports Q3-2023 Financial Results
Strong execution drives third-quarter results, company raises full-year adjusted EPS outlook

Quarterly Financial Highlights
(All comparisons against the third quarter of 2022, unless otherwise noted)
•Net earnings per share (EPS) of $1.77, up 36.2% compared with $1.30; Adjusted EPS of $1.94, up 12.1% compared with $1.73
•Revenues of $917.9 million, up 0.5% on a reported basis and down 0.6% on an organic basis
•Operating margin of 21.0%, compared with 17.8%; Adjusted operating margin of 23.2%, up 110 basis points compared with 22.1%
•Mid-teens organic growth for electronics and software solutions

Full-Year Outlook Highlights
•Raising full-year adjusted EPS outlook to a range of $6.80 to $6.90
•Affirming full-year 2023 revenue, reported EPS and available cash flow outlook

DUBLIN (Oct. 31, 2023) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its third quarter (ended Sept. 30, 2023).

“Allegion’s third-quarter results were driven by our team’s outstanding operational execution. We continued to expand margins, strengthened our balance sheet and significantly increased our year-to-date cash flow,” said President and CEO John H. Stone.

“Demand for our electronics solutions remains strong. We delivered mid-teens organic growth in electronics and software solutions in the quarter, and we continue to see a long runway for further adoption.”

“Overall, Allegion is on track for a record year of revenue, adjusted operating income and adjusted EPS results. We are raising our full-year adjusted EPS outlook, while affirming our full-year revenue and available cash flow guidance.”

Company Results
(All comparisons against the third quarter of 2022, unless otherwise noted)
Allegion reported third-quarter 2023 net revenues of $917.9 million and net earnings of $156.3 million, or $1.77 per share. Excluding charges related to restructuring, acquisition and integration costs, as well as amortization expense related to acquired intangible assets, adjusted net earnings were $171.5 million, or $1.94 per share, up 12.1%.

Third-quarter 2023 net revenues increased 0.5%. Excluding impacts of acquisitions, divestitures and foreign currency movements, net revenues decreased 0.6% on an organic basis against a tough comparable of 18.6% organic revenue growth in the prior-year quarter. Favorable price was more than offset by lower volumes experienced in the mechanical portfolio. The company had mid-teens global organic growth in electronics and software solutions in the quarter. The reported revenue reflects the positive impact of foreign currency of approximately $8 million.

Third-quarter 2023 operating income was $193.1 million, an increase of $30.2 million or 18.5%. Adjusted operating income in third-quarter 2023 was $213.4 million, an increase of $11.1 million or 5.5%.

Third-quarter 2023 operating margin was 21.0%, compared with 17.8%. The adjusted operating margin in third-quarter 2023 was 23.2%, compared with 22.1%. The 110-basis-point increase in adjusted operating margin is attributable to positive price and productivity net of inflation and investments. These increases were partially offset by lower volumes.

The company’s sustained focus on improving operational execution has yielded the highest year-to-date adjusted operating margins in its history.

Segment Results
(All comparisons against the third quarter of 2022, unless otherwise noted)
The Americas segment revenues were down 0.1% (flat on an organic basis). Favorable price was more than offset by lower volumes experienced in the mechanical portfolio. The segment had high-teens organic growth in electronics in the third quarter. The America’s non-residential business grew low-single digits, and the Access Technologies business was up mid-teens. The residential business continues to be soft and experienced a low-teens decline. The segment’s results are up against a tough prior-year comparison, as the non-residential business had organic growth of approximately 30% in the third quarter last year.

The International segment revenues increased 3.0% (down 2.8% on an organic basis). Soft end markets, especially in the Global Portable Security business and China, more than offset strength in electronics and software solutions and positive price realization. The reported revenue reflects a positive impact from foreign currency of approximately $9 million.

Additional Items
(All comparisons against the third quarter of 2022, unless otherwise noted)
Interest expense for third-quarter 2023 was $22.9 million, a decrease of $0.2 million.

Other expense net for third-quarter 2023 was $0.1 million, compared to other income net of $1.5 million. In addition, the prior year included a $7.6 million loss related to a divestiture, which was excluded from adjusted EPS.

The company’s effective tax rate for third-quarter 2023 was 8.1%, compared with 14.3%. The company’s adjusted effective tax rate for third-quarter 2023 was 9.9%, compared with 15.4%, driven by timing of discrete items.

Cash Flow and Liquidity
Year-to-date available cash flow for 2023 was $320.4 million, an increase of $94.8 million versus the prior-year period. The year-over-year increase in available cash flow is due to increased year-to-date net earnings, partially offset by higher capital expenditures. The company ended third-quarter 2023 with cash and cash equivalents of $364.3 million, as well as total debt of $2,017.7 million. The company repaid the remaining $39.0 million of borrowings on its revolving credit facility in July of 2023.

Updated Full-Year Outlook
The company affirms its revenue growth for full-year 2023, which is expected to be 11.5% to 12.5%, with organic revenue growth expected to be 5.5% to 6.5%, excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company is raising the outlook for full-year 2023 adjusted EPS and expects it to be in the $6.80 to $6.90 range. Reported EPS is expected to be within the previously stated range of $6.10 to $6.20.

Adjustments to 2023 EPS include estimated impacts of approximately $0.40 per share for acquisition-related amortization, as well as $0.30 per share for restructuring, M&A and amortization expense related to acquired backlog (approximately $9 million pre-tax).

The outlook assumes a headwind of approximately $0.29 for interest and other income, a full-year adjusted effective tax rate of approximately 15% and an average diluted share count for the full year of approximately 88.3 million shares.

The company affirms its full-year 2023 available cash flow outlook, which is expected to be approximately $500 to $520 million.

Conference Call Information
On Tuesday, Oct. 31, 2023, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.

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About Allegion
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.3 billion in revenue in 2022, and its security products are sold around the world.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF”, a non-GAAP measure). The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “Full-Year Outlook Highlights,” “Updated Full Year Outlook,” and statements regarding the company's 2023 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact: Whitney Moorman – Reputation Management Leader
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contact: Jobi Coyle – Director, Investor Relations 317-810-3107
Jobi.Coyle@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Net revenues	$917.9	$913.7	$2,753.4	$2,410.4
Cost of goods sold	514.6	545.7	1,557.2	1,438.7
Gross profit	403.3	368.0	1,196.2	971.7

Selling and administrative expenses	210.2	205.1	647.5	544.7
Operating income	193.1	162.9	548.7	427.0

Interest expense	22.9	23.1	70.2	52.2
Loss on divestitures	—	7.6	—	7.6
Other (expense) income, net	0.1	(1.5)	(1.8)	(7.1)
Earnings before income taxes	170.1	133.7	480.3	374.3

Provision for income taxes	13.7	19.1	58.3	51.4
Net earnings	156.4	114.6	422.0	322.9

Less: Net earnings attributable to noncontrolling interests	0.1	—	0.2	0.2

Net earnings attributable to Allegion plc	$156.3	$114.6	$421.8	$322.7

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.78	$1.30	$4.80	$3.67

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.77	$1.30	$4.78	$3.65

Shares outstanding - basic	87.9	87.9	87.9	88.0
Shares outstanding - diluted	88.2	88.2	88.3	88.4

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$364.3	$288.0
Accounts and notes receivables, net	439.7	395.6
Inventories	468.7	479.0
Other current assets	47.4	48.5
Assets held for sale	—	3.5
Total current assets	1,320.1	1,214.6
Property, plant and equipment, net	334.9	308.7
Goodwill	1,428.1	1,413.1
Intangible assets, net	580.3	608.9
Other noncurrent assets	519.7	445.9
Total assets	$4,183.1	$3,991.2

LIABILITIES AND EQUITY
Accounts payable	$245.7	$280.7
Accrued expenses and other current liabilities	391.5	410.3
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	649.8	703.6
Long-term debt	2,005.1	2,081.9
Other noncurrent liabilities	296.8	261.2
Equity	1,231.4	944.5
Total liabilities and equity	$4,183.1	$3,991.2

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Nine months ended September 30,
	2023	2022
Operating Activities
Net earnings	$422.0	$322.9
Depreciation and amortization	83.7	69.6
Changes in assets and liabilities and other non-cash items	(124.6)	(125.4)
Net cash provided by operating activities	381.1	267.1

Investing Activities
Capital expenditures	(60.7)	(41.5)
Acquisition of businesses, net of cash acquired	(31.7)	(923.1)
Other investing activities, net	9.0	(1.3)
Net cash used in investing activities	(83.4)	(965.9)

Financing Activities
Net (repayments of) proceeds from debt	(78.5)	789.6
Debt financing costs	—	(10.2)
Dividends paid to ordinary shareholders	(119.2)	(107.9)
Repurchase of ordinary shares	(19.9)	(61.0)
Other financing activities, net	(2.3)	(4.4)
Net cash (used in) provided by financing activities	(219.9)	606.1

Effect of exchange rate changes on cash and cash equivalents	(1.5)	(23.0)
Net increase (decrease) in cash and cash equivalents	76.3	(115.7)
Cash and cash equivalents - beginning of period	288.0	397.9
Cash and cash equivalents - end of period	$364.3	$282.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

Due to a reporting change effective January 1, 2023, results for the Company's Global Portable Security brands (inclusive of the AXA, Kryptonite and Trelock businesses) are now fully reflected within the Allegion International segment. Accordingly, the summary of Net revenues and Operating income (loss) by reportable segment as presented below for the three and nine months ended September 30, 2022, has been recast to conform with the current year presentation.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net revenues
Allegion Americas	$740.9	$741.9	$2,209.0	$1,851.1
Allegion International	177.0	171.8	544.4	559.3
Total net revenues	$917.9	$913.7	$2,753.4	$2,410.4

Operating income (loss)
Allegion Americas	$200.2	$178.5	$582.2	$454.4
Allegion International	15.7	14.8	40.2	47.4
Corporate unallocated	(22.8)	(30.4)	(73.7)	(74.8)
Total operating income	$193.1	$162.9	$548.7	$427.0

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended September 30, 2023				Three months ended September 30, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$917.9	$—		$917.9	$913.7	$—		$913.7

Operating income	193.1	20.3	(1)	213.4	162.9	39.4	(1)	202.3
Operating margin	21.0%			23.2%	17.8%			22.1%

Earnings before income taxes	170.1	20.3	(2)	190.4	133.7	47.0	(2)	180.7
Provision for income taxes	13.7	5.1	(3)	18.8	19.1	8.8	(3)	27.9
Effective income tax rate	8.1%			9.9%	14.3%			15.4%
Net earnings	156.4	15.2		171.6	114.6	38.2		152.8

Noncontrolling interests	0.1	—		0.1	—	—		—

Net earnings attributable to Allegion plc	$156.3	$15.2		$171.5	$114.6	$38.2		$152.8

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.77	$0.17		$1.94	$1.30	$0.43		$1.73

(1)Adjustments to operating income for the three months ended September 30, 2023, consist of $5.9 million of restructuring charges and acquisition and integration expenses and $14.4 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended September 30, 2022, consist of $18.8 million of restructuring charges and acquisition and integration expenses, $15.1 million of amortization expense related to acquired intangible assets and $5.5 million of amortization expense related to a fair value of inventory step-up.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2023 consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the three months ended September 30, 2022 consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business.
(3)Adjustments to the provision for income taxes for the three months ended September 30, 2023 and 2022, consist of $5.1 million and $8.8 million, respectively, of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2023				Nine months ended September 30, 2022
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$2,753.4	$—		$2,753.4	$2,410.4	$—		$2,410.4

Operating income	548.7	59.7	(1)	608.4	427.0	66.2	(1)	493.2
Operating margin	19.9%			22.1%	17.7%			20.5%

Earnings before income taxes	480.3	59.7	(2)	540.0	374.3	72.1	(2)	446.4
Provision for income taxes	58.3	15.1	(3)	73.4	51.4	15.5	(3)	66.9
Effective income tax rate	12.1%			13.6%	13.7%			15.0%
Net earnings	422.0	44.6		466.6	322.9	56.6		379.5

Noncontrolling interests	0.2	0.1		0.3	0.2	—		0.2

Net earnings attributable to Allegion plc	$421.8	$44.5		$466.3	$322.7	$56.6		$379.3

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$4.78	$0.50		$5.28	$3.65	$0.64		$4.29

(1)Adjustments to operating income for the nine months ended September 30, 2023, consist of $17.5 million of restructuring charges and acquisition and integration expenses and $42.2 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the nine months ended September 30, 2022, consist of $32.1 million of restructuring charges and acquisition and integration expenses, $28.6 million of amortization expense related to acquired intangible assets and $5.5 million of amortization expense related to a fair value of inventory step-up.
(2)Adjustments to earnings before income taxes for the nine months ended September 30, 2023, consist of the adjustments to operating income discussed above. Adjustments to operating income for the nine months ended September 30, 2022, consist of the adjustments to operating income discussed above, as well as $6.0 million in non-operating investment gains, $4.3 million of debt financing costs and a $7.6 million loss on divestiture of a business.
(3)Adjustments to the provision for income taxes for the nine months ended September 30, 2023 and 2022, consist of $15.1 million and $15.5 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended September 30, 2023		Three months ended September 30, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$740.9		$741.9

Operating income (GAAP)	$200.2	27.0%	$178.5	24.1%
Restructuring charges	0.8	0.1%	—	—%
Acquisition and integration costs	1.1	0.2%	5.9	0.8%
Amortization of acquired intangible assets	8.5	1.1%	10.4	1.4%
Amortization of inventory step-up	—	—%	5.5	0.7%
Adjusted operating income	210.6	28.4%	200.3	27.0%
Depreciation and amortization of nonacquired intangible assets	8.5	1.2%	8.3	1.1%
Adjusted EBITDA	$219.1	29.6%	$208.6	28.1%

Allegion International
Net revenues (GAAP)	$177.0		$171.8

Operating income (GAAP)	$15.7	8.9%	$14.8	8.6%
Restructuring charges	2.1	1.2%	0.2	0.1%
Acquisition and integration costs	—	—%	0.3	0.2%
Amortization of acquired intangible assets	5.9	3.3%	4.7	2.7%
Adjusted operating income	23.7	13.4%	20.0	11.6%
Depreciation and amortization of nonacquired intangible assets	4.4	2.5%	4.0	2.4%
Adjusted EBITDA	$28.1	15.9%	$24.0	14.0%

Corporate
Operating loss (GAAP)	$(22.8)		$(30.4)
Acquisition and integration costs	1.9		12.4
Adjusted operating loss	(20.9)		(18.0)
Depreciation and amortization of nonacquired intangible assets	0.3		0.8
Adjusted EBITDA	$(20.6)		$(17.2)

Total
Net revenues	$917.9		$913.7

Adjusted operating income	$213.4	23.2%	$202.3	22.1%
Depreciation and amortization of nonacquired intangible assets	13.2	1.5%	13.1	1.5%
Adjusted EBITDA	$226.6	24.7%	$215.4	23.6%

	Nine months ended September 30, 2023		Nine months ended September 30, 2022
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,209.0		$1,851.1

Operating income (GAAP)	$582.2	26.4%	$454.4	24.5%
Restructuring charges	0.8	—%	—	—%
Acquisition and integration costs	6.3	0.3%	5.9	0.4%
Amortization of acquired intangible assets	25.3	1.1%	13.7	0.7%
Amortization of inventory step-up	—	—%	5.5	0.3%
Adjusted operating income	614.6	27.8%	479.5	25.9%
Depreciation and amortization of nonacquired intangible assets	24.9	1.1%	22.8	1.2%
Adjusted EBITDA	$639.5	28.9%	$502.3	27.1%

Allegion International
Net revenues (GAAP)	$544.4		$559.3

Operating income (GAAP)	$40.2	7.4%	$47.4	8.5%
Restructuring charges	6.8	1.2%	4.7	0.8%
Acquisition and integration costs	0.4	0.1%	0.4	0.1%
Amortization of acquired intangible assets	16.9	3.1%	14.9	2.7%
Adjusted operating income	64.3	11.8%	67.4	12.1%
Depreciation and amortization of nonacquired intangible assets	13.5	2.5%	12.8	2.2%
Adjusted EBITDA	$77.8	14.3%	$80.2	14.3%

Corporate
Operating loss (GAAP)	$(73.7)		$(74.8)
Acquisition and integration costs	3.2		21.1
Adjusted operating loss	(70.5)		(53.7)
Depreciation and amortization of nonacquired intangible assets	1.2		2.4
Adjusted EBITDA	$(69.3)		$(51.3)

Total
Net revenues	$2,753.4		$2,410.4

Adjusted operating income	$608.4	22.1%	$493.2	20.5%
Depreciation and amortization of nonacquired intangible assets	39.6	1.4%	38.0	1.5%
Adjusted EBITDA	$648.0	23.5%	$531.2	22.0%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Nine months ended September 30,
	2023	2022
Net cash provided by operating activities	$381.1	$267.1
Capital expenditures	(60.7)	(41.5)
Available cash flow	$320.4	$225.6

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net earnings (GAAP)	$156.4	$114.6	$422.0	$322.9
Provision for income taxes	13.7	19.1	58.3	51.4
Interest expense	22.9	23.1	70.2	52.2
Amortization of acquired intangible assets	14.4	15.1	42.2	28.6
Amortization of inventory step-up	—	5.5	—	5.5
Depreciation and amortization of nonacquired intangible assets	13.2	13.1	39.6	38.0
EBITDA	220.6	190.5	632.3	498.6

Other expense (income), net	0.1	(1.5)	(1.8)	(7.1)
Loss on divestitures	—	7.6	—	7.6
Acquisition and integration costs and restructuring charges	5.9	18.8	17.5	32.1
Adjusted EBITDA	$226.6	$215.4	$648.0	$531.2

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Allegion Americas
Revenue growth (GAAP)	(0.1)%	43.1%	19.3%	18.8%
Acquisitions	—%	(17.1)%	(10.8)%	(5.6)%
Currency translation effects	0.1%	0.2%	0.3%	0.1%
Organic growth (non-GAAP)	—%	26.2%	8.8%	13.3%

Allegion International
Revenue growth (GAAP)	3.0%	(13.5)%	(2.7)%	(7.3)%
Acquisitions and divestitures	(0.6)%	(0.1)%	—%	0.1%
Currency translation effects	(5.2)%	12.5%	(0.2)%	10.1%
Organic growth (non-GAAP)	(2.8)%	(1.1)%	(2.9)%	2.9%

Total
Revenue growth (GAAP)	0.5%	27.4%	14.2%	11.7%
Acquisitions and divestitures	(0.1)%	(12.4)%	(8.3)%	(4.1)%
Currency translation effects	(1.0)%	3.6%	0.2%	2.9%
Organic growth (non-GAAP)	(0.6)%	18.6%	6.1%	10.5%

ALLEGION PLC	SCHEDULE 6

RECONCILIATION OF NET EARNINGS TO ADJUSTED EBITDA

	2014	2015	2016	2017	2018	2019	2020	2021	2022	TTM 2023
Revenue	$2,118.3	$2,068.1	$2,238.0	$2,408.2	$2,731.7	$2,854.0	$2,719.9	$2,867.4	$3,271.9	$3,614.9

Net Earnings	175.2	153.9	229.1	273.3	434.9	401.8	314.3	483.0	458.0	557.1
Adjustments to arrive at operating income:
Income tax provision	84.2	54.6	63.8	119.0	39.8	73.1	50.9	40.7	56.2	63.1
Interest expense (income), net	53.8	52.9	64.3	105.7	54.0	56.0	51.1	50.2	75.9	93.9
Other (income)/expense, net	4.6	104.0	75.0	(8.9)	(3.4)	33.9	(13.0)	(44.1)	(4.0)	(6.3)
Noncontrolling interests	(2.6)	0.4	2.1	3.4	0.5	0.3	0.2	0.4	0.3	0.3
Discontinued operations	11.1	0.4	—	—	—	—	—	—	—	—
Operating Income	326.3	366.2	434.3	492.5	525.8	565.1	403.5	530.2	586.4	708.1
% margin	15.4%	17.7%	19.4%	20.5%	19.2%	19.8%	14.8%	18.5%	17.9%	19.6%

Restructuring and Other Costs	7.1	16.1	10.8	13.9	6.5	20.4	26.8	5.1	4.9	7.8
Spin Costs	29.3	—	—	—	—	—	—	—	—	—
M&A Costs	—	17.8	2.7	4.6	10.0	2.0	2.4	4.4	30.5	13.1
Backlog Amortization	—	—	—	—	6.3	—	—	—	8.8	11.0
Amortization of Acquired Intangibles	9.3	11.5	19.4	20.6	28.4	29.7	29.6	28.7	35.4	46.6
Inventory Step Up (Access Technologies)	—	—	—	—	—	—	—	—	6.0	0.5
Goodwill and Intangible asset Impairment	—	—	—	—	—	5.9	101.7	—	—	—
Loss on asset held for sale (QMI)	—	—	—	—	—	—	37.9	—	—	—
Venezuela Inventory Impairment	33.3	4.2	—	—	—	—	—	—	—	—
Adjusted Operating Income	405.3	415.8	467.2	531.6	577.0	623.1	601.9	568.4	672.0	787.1
% margin	19.1%	20.1%	20.9%	22.1%	21.1%	21.8%	22.1%	19.8%	20.5%	21.8%
Depreciation & amortization	34.9	37.3	42.0	41.0	47.6	48.4	48.4	50.0	50.9	52.6
Adjusted EBITDA	$440.2	$453.1	$509.2	$572.6	$624.6	$671.5	$650.3	$618.4	$722.9	$839.7
% margin	20.8%	21.9%	22.8%	23.8%	22.9%	23.5%	23.9%	21.6%	22.1%	23.2%